UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas

(Address of principal executive office) (Zip Code)

(713) 585-2900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2017, in response to certain changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”) relating to partnership audit and adjustment procedures, Westlake Chemical Partners GP LLC (the “General Partner”) entered into Amendment No. 1 (“Amendment No. 1”) to the First Amended and Restated Agreement of Limited Partnership of Westlake Chemical Partners LP dated as of August 4, 2014. Amendment No. 1 is effective as of November 16, 2017.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Westlake Chemical Partners LP dated as of November 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

	By:	Westlake Chemical Partners GP LLC, its general partner

Dated November 16, 2017	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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